LLC PURCHASE AGREEMENT


        This LLC Purchase Agreement (the "Agreement"), effective as of August 17, 2001, is made by and between The Right Start, Inc., a California corporation ("Buyer") and Michael Targoff ("Seller"), with reference to the following facts:

     A. Pursuant to the Purchase Agreement (the "August Agreement") dated August 3, 2001 among Fred Kayne, Richard Kayne, Palomar Ventures I, L.P., Marina Corporate LLC and Targoff-RS, LLC, a New York limited liability company (the "LLC"), the LLC acquired assets of Rightstart.com Inc., a Delaware corporation ("Rightstart.com"), in a private sale under Section 9610 of the California Commercial Code.

     B. In connection with the purchase of the assets of RightStart.com and related matters, LLC issued Notes to Fred Kayne, Richard Kayne, Palomar Ventures I, L.P., Marina Corporate LLC, Arbco Associates, L.P., Kayne Anderson Diversified Capital Partners, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited and Kayne Anderson Capital Partners, L.P. (the "Lenders").

     C. Seller is the owner of all membership interests in the LLC.

     D. Buyer desires to purchase and Seller desires to sell the LLC as herein provided.

     E. On August 17, 2001, Buyer and Seller reached agreement on the terms of the agreements set forth herein and the parties intend for this Agreement to be the definitive agreement as to all matters covered herein.

               It is therefore agreed as follows:

1. Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell, transfer, deliver and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the LLC.

2.      Authorization; Closing.

2.1 Buyer has, prior to the date of this Agreement, caused the Certificate of Determination of Preferences of Series F Convertible Preferred Stock ("Series F Preferred"), in the form attached as Exhibit A (the "Certificate"), to be filed with the California Secretary of State. Subject to and upon the terms and conditions of this Agreement, at the Closing, Buyer shall pay to Seller as the aggregate purchase price for the LLC 190.553 shares of Series F Preferred (the

"Shares"). At the Closing, Buyer shall deliver to Seller the Shares by delivery to Seller of stock certificate(s) representing the Shares.

2.2 The consummation of the purchase and sale of the LLC (the "Closing") shall take place on September 5, 2001 or such other date or at such other time as the parties may mutually agree. At the Closing, (i) Seller shall execute and deliver to Buyer an instrument of conveyance in substantially the form attached hereto as Exhibit B and (ii) Buyer shall deliver the stock certificate(s) representing the Shares.

3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

3.1 Organization and Authority. The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of New York.

3.2 Authorization. The execution and delivery of this Agreement, and the consummation of the transactions called for hereunder, has been duly authorized by all necessary action on the part of Seller. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally.

3.3 Capitalization. Seller is the beneficial owner of 100% of the outstanding membership interests in the LLC and there are no outstanding options, warrants, or other securities convertible into membership interests of the LLC.

3.4 Investment. Seller is acquiring the Shares in good faith for his own account and for the purpose of investment in Buyer and not with a view to or for sale in connection with any distribution of such Shares or any interest therein. Seller has a preexisting business or personal relationship with Buyer or its officers, directors or controlling persons and, by reason of Seller's business and financial experience, has the capacity to protect his own interest in connection with the acquisition of the Shares. Seller represents and warrants that he is an "accredited investor" within the meaning of paragraph (1), (2), (3), (7) or (8) of Rule 501(a) of the Act. Seller acknowledges that he has reviewed the publicly filed information about Buyer, that he has received such other information (from sources other than Buyer) as he has deemed necessary and appropriate to make his own investment analysis and decision to acquire securities of Buyer and that he has independently and without reliance on Buyer or any oral or written representation or warranty from Buyer, its officers, shareholders, directors or other representatives (other than representations or warranties made by Buyer in this Agreement), made its own decision to acquire such securities and enter into this Agreement. Seller shall have no recourse against Buyer, its officers, shareholders, directors or other representatives, nor shall any such person incur any liability, for any misstatement (whether material or immaterial) or omission under applicable securities laws with respect to the purchase of the securities from Buyer.

        3.5 Title; Absence of Liens. Seller is in possession of and has good title to, or valid rights under contract to use, all of the tangible personal property acquired pursuant to the August Agreement, solely to the extent acquired pursuant to the August Agreement. Since the date of the closing of the August Agreement, Seller has not granted or suffered any liens, mortgages, encumbrances, charges or security interests of any kind with respect to the LLC, its membership interests, or any of its assets or properties and has not received any written claims or demands against the LLC with respect to any of its assets or properties.

        3.6 Sale As Is, Where Is. THE LLC IS BEING SOLD AND PURCHASED AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE), EXCEPT AS HEREIN EXPRESSLY SET FORTH. Without limiting the generality of the foregoing, Buyer acknowledges that Buyer is not relying on any representation or warranty of Seller, express or implied, except as herein expressly set forth.



        Except for the foregoing representations and warranties, there are not representations or warranties of any kind being given by Seller to Buyer in connection with this Agreement or the transactions contemplated by this Agreement.

4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

4.1 Organization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of California, and has all necessary power to enter into and perform this Agreement.

4.2 Authorization. The execution and delivery of this Agreement, and the consummation of the transactions called for hereunder, has been duly authorized by all necessary corporate and, subject to Section 6.1 hereof, shareholder action on the part of Buyer, will not conflict with or result in a breach of the articles of incorporation or bylaws of Buyer. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally.

4.3 Offering. Subject in part to the truth and accuracy of the representations of Seller set forth in this Agreement, the offer, sale and issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

4.4 Validity of Shares. Upon issuance, the Shares will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens. Subject to
Section 6.1 hereof, the shares of Common Stock issuable upon conversion of the Shares will be duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Shares, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

        4.5 Investment. Buyer is acquiring the membership interests of the LLC in good faith for its own account and for the purpose of investment and not with a view to or for sale in connection with any distribution of such membership interests or any interest therein.

5. Further Assurances. From time to time, at Buyer's request and without further consideration, Seller shall execute and deliver or cause to be executed and delivered such further instruments of conveyance and transfer and take such other action as Buyer reasonably may require to more effectively convey and transfer the LLC to Buyer.

6. Covenants of Buyer. Following the Closing, Buyer hereby covenants with Seller as follows:

6.1 Shareholder Approval. As promptly as practicable after the Closing and in any event prior to the earlier of January 15, 2002 and such date as Buyer clears its proxy (to be filed prior to November 15, 2001) with the Securities and Exchange Commission ("SEC"), Buyer shall convene a meeting of its shareholders at which such shareholders will be asked to approve, among other matters: (a) an amendment to Buyer's Articles of Incorporation to increase the authorized number of shares of Common Stock to allow for the issuance of shares of Common Stock upon conversion of the Shares pursuant to the Certificate; (b) the conversion feature of the Series F Preferred set forth in Article IV of the Certificate; and (c) the issuance of shares of Common Stock to Seller upon conversion of the Shares pursuant to the Certificate. Buyer shall promptly prepare and file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as promptly as practicable after receipt of comments from the SEC staff with respect thereto and any required or appropriate amendments thereto shall mail to stockholders of Buyer, a proxy statement (as amended or supplemented from time to time the "Proxy Statement") in connection with such special meeting of shareholders ("Shareholders' Meeting"). Buyer shall notify

Seller promptly of the receipt by it of any comments from the SEC or its staff and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information, and will supply Seller with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement.

6.2 Registration Rights Agreement. As promptly as practicable after the Closing and in any event prior to filing the preliminary Proxy Statement with the SEC, Buyer will enter into a registration rights agreement with Seller (the "Registration Rights Agreement") relating to the registration of the resale of the Common Stock issuable upon conversion of the Shares. The Registration Rights Agreement shall grant to Seller registration rights allowing Seller to sell all the Shares at any time following the first anniversary of the Closing or, if requested by Seller, earlier than the first anniversary if such registration would not, in Buyer's sole discretion, interfere or conflict with registration rights of other holders of Buyer's securities. With respect to the registration rights to be so granted, the Registration Rights Agreement shall be on terms no less favorable than the most favorable of those rights previously granted to Fred Kayne or Richard Kayne or granted or to be granted to the holders of Buyer's Series G Preferred Stock. Any registration rights so granted shall, with respect to registrations on Form S-3, also provide that if Form S-3 is not available at the time, Buyer will use Form S-1 and agree to file post-effective amendments to such registration statement until all shares covered by the registration statement have been distributed.

7.      Covenants of the Parties.

7.1     Conditions to Closing.

(a) The obligation of Seller to sell and of Buyer to acquire the LLC at the Closing pursuant to this Agreement shall be subject to there being no order of any court or administrative agency in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or other legal or administrative proceeding having been instituted and remaining pending on the date of the Closing, or threatened on that date, which challenges the validity or legality of the transactions contemplated hereby and which (i) has a reasonable likelihood of success on the merits and (ii) if adversely determined, would render it unlawful, as of such date, to effect the transactions contemplated by this Agreement substantially in accordance with its terms.

(b) The obligations of Seller to sell the LLC at the Closing pursuant to the terms of this Agreement shall be subject to the performance by Buyer in all material respects of its covenants and obligations hereunder to be performed at or prior to the Closing and to all of Buyer's representations and warranties hereunder being true and correct in all material respects as if made on and, except if some other date is specifically set forth therein, as of the date of the Closing.


(c) The obligations of Buyer to acquire the LLC at the Closing pursuant to the terms of this Agreement shall be subject to the performance by Seller in all material respects of its covenants and obligations hereunder to be performed at or prior to the Closing and to all of Seller's representations and warranties hereunder being true and correct in all material respects as if made on and, except if some other date is specifically set forth therein, as of the date of the Closing. The obligations of Buyer to acquire the LLC at the Closing pursuant to the terms of this Agreement shall further be subject to the concurrent sale by Lenders to Buyer of the Term Notes, dated August 3, 2001, by Seller to the Lenders in exchange for not more than 1,690.447 shares of its Series F Convertible Preferred Stock.

7.2     Termination of Agreement.  This Agreement may be terminated:

(a)     at any time by mutual agreement of the parties;

(b) by either party, without prejudice to any other rights or remedies it may have, if the Closing does not occur on or before October 15, 2001 provided that the terminating party shall not be entitled to terminate this Agreement if it is then in breach of this Agreement;

(c) Seller may terminate this Agreement at any time prior to the Closing, without prejudice to any other rights or remedies it may have, if Buyer shall have failed to comply with any of Buyer's covenants or obligations contained in or contemplated by this Agreement or failed to deliver in a timely manner any of the items to be delivered by Buyer pursuant to this Agreement in form and substance reasonably satisfactory to Seller and its counsel or if any of the conditions to Closing to be satisfied by Buyer has not been satisfied; or

(d) Buyer may terminate this Agreement at any time prior to the Closing, without prejudice to any other rights or remedies it may have, if Seller shall have failed to comply with any of Seller's covenants or obligations contained in or contemplated by this Agreement or failed to deliver in a timely manner any of the items to be delivered by Seller pursuant to this Agreement in form and substance reasonably satisfactory to Buyer and its counsel or if any of the conditions to Closing to be satisfied by Seller has not been satisfied.

8.      Miscellaneous.

8.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, or by fax (and if by fax, sent concurrently by one of the other methods provided herein), addressed to the parties at the addresses shown below, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid or on the first business day of receipt in the case of notices sent by fax.

                If to Seller:       Michael Targoff
                                    1330 Avenue of the Americas
                                    New York, New York 10019
                                    Fax: (212) 842-1540

               with a copy to:      John M. Iino, Esq.
                                    Crosby, Heafey, Roach & May 1901 Avenue of the Stars, Suite 700 Los Angeles, California
                                    90067 Fax: 310-734-5299

               If to Buyer:         The Right Start, Inc.
                                    26610 Agoura Road, Suite 250
                                    Calabasas, California 91302
                                    Attn: General Counsel
                                    Fax: 818.735.7242

8.2 Integration: Amendment. This Agreement and the Registration Rights Agreement sets forth in full the terms of the agreement between Seller and Buyer with respect to the subject matter hereof and is intended as the full, complete and exclusive contract governing the agreement between Seller and Buyer regarding the subject hereof. This Agreement supersedes all prior discussions, promises, representations, warranties, agreements and understandings between Seller and Buyer regarding the subject hereof. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. No course of dealing between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement, explain or modify any term or provision of this Agreement or any supplement or amendment thereto.

8.3 General. Any waiver of any breach of this Agreement in a particular instance shall not operate as a waiver of subsequent breaches of the same or a different kind. Any party's exercise or failure to exercise any rights under this Agreement in a particular instance shall not operate as a waiver of the party's right to exercise the same or different rights in subsequent instances. Nothing herein constitutes a waiver of any of Seller's rights and remedies against Rightstart.com Inc. or any other person, firm or corporation. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person other than Seller and Buyer. There are no third party beneficiaries of this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect. The headings in this Agreement are solely for convenience and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement. Time is of the essence in the performance of the obligations of the parties hereunder. The Recitals at the beginning of this Agreement are hereby incorporated herein and are part of this Agreement.

8.4 WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

8.5 Governing Law. This Agreement is being entered into in the State of California.

This Agreement shall be governed by the internal laws (and not the conflict of laws rules) of the State of California.

8.6 Expenses. Each of the parties shall bear its own legal and other expenses in connection with this Agreement and the transactions contemplated hereby.

8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     Seller:  /s/ Michael Targoff
                                            ------------------------
                                            Michael Targoff

                                     Buyer:

                                            THE RIGHT START, INC.


                                            By:  /s/ Jerry R. Welch
                                                --------------------
                                            Its:  Chief Executive Officer

                                    EXHIBIT A
                Form of Series F Preferred Stock Certificate of Determination

                                    EXHIBIT B



                            INSTRUMENT OF CONVEYANCE




        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to The Right Start, Inc. (the "Buyer") all right, title and interest in and to the membership interests in Targoff-RS, LLC, pursuant to the LLC Purchase Agreement of even date between the undersigned and Buyer.

        Nothing herein modifies any of the terms or provisions of the LLC Purchase Agreement, and the same are hereby incorporated herein by this reference.



Dated: Effective as of September 5, 2001
                                              /s/ Michael Targoff
                                              --------------------------
                                                   Michael Targoff